                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44367, 333-53656, 333-73680 and 333-95333) and
S-8 (Nos. 33-95192, 33-95194, 33-98688, 333-35540, 333-76656, 333-76658,
333-100386 and 333-100387) of ON Technology Corporation of our report dated February 6, 2003 relating to the financial statements of ON Technology Corporation which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2003

                                       73